Exhibit 10.8.3

[Fifty Rupees_India Non Judicial]

This stamp paper of Rs. 100 forms an integral part of the Deed of Guarantee dated 27/4/2012 executed between Network 18 Media & Investment Ltd. and The Ratnakar Bank Ltd.

[Fifty Rupees_India Non Judicial]

This stamp paper of Rs. 100 forms an integral part of the Deed of Guarantee dated 27/4/2012 executed between Network 18 Media & Investment Ltd. and The Ratnakar Bank Ltd.

DEED OF GUARANTEE

THIS DEED OF GUARANTEE is made at New Delhi on this 27 day of April 2012 (“Deed”)

BY

Network 18 Media & Investments Limited, a company incorporated under the Companies Act, 1956 and having its registered office at 503,504 & 507, 5th Floor, Mercantile House, 15 Kasturba Gandhi Marg, New Delhi- 110 001 (Co – Borrower/Guarantor hereinafter referred to as “Guarantor”, which expression shall include its executors, administrators, successors and permitted assigns as the case may be)

in favour of THE RATNAKAR BANK LIMITED, a company incorporated under the Indian Companies Act, 1913 and an existing Company within the purview of the Companies Act, 1956 and registered with the Reserve Bank of India as Scheduled Commercial Bank and having its registered office at Shahupuri, Kolhapur – 416 001 and administrative office at “MAHAVEER”, Shri Shahu Market Yard Shahupuri, Kolhapur – 416 001 (hereinafter referred to as “Bank” which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors in interest, assigns, holding or subsidiary company and/or associates)

WHEREAS in terms of an Credit Facility Agreement dated 27/4/12 (“Agreement”) entered into by TV 18 Home Shopping Network Limited (herein under referred to as “the Borrower”, which expression shall unless repugnant to the context or meaning thereof be deemed to include his / her / its heirs, executors, administrators and legal representatives / the partners for the time being of the said firm, the survivor or survivors of them and their respective heirs, executors, administrators and legal representatives / its successors and permitted assigns, as the case may be) with The Ratnakar Bank Limited (hereinafter referred to as “the Bank” which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors in interest, assigns, holding or subsidiary company and/or associates) of the Other Part, Bank has agreed to finance the Borrower for the purpose of working capital, more particularly mentioned therein (“Purpose”) and such other facilities as may be agreed upon from time to time between the Bank and Borrower for sums not exceeding in the aggregate of Rs. 40,00,00,000/- (Rupees Forty Crores Only) (hereinafter referred to as “Credit Facility/ies”) on the terms and conditions specified and contained therein.

AND WHEREAS one of the conditions specified and contained in the Agreement is that the Borrower shall procure and furnish to Bank a guarantee from the Guarantor(s) guaranteeing due repayment (hereinafter referred to as “Guarantee”) by the Borrower of the said sum of Rs. 40,00,00,000/- (Rupees Forty Crores Only) (hereinafter for the sake of brevity referred to as “the Guaranteed Sum”) together with interest, costs charges, expenses and/or other monies due to Bank in respect of or under the aforesaid Credit Facility/ies or any of them on demand by Bank.

AND WHEREAS the Guarantor at the request of the Borrower and in consideration of Bank having agreed to grant or granted at the request of the Guarantor the aforesaid Credit Facility/ies to the Borrower, have agreed to execute this Guarantee in favour of Bank on the terms and in the manner hereinafter appearing.

NOW THIS DEED WITNESSETH that in consideration of the above premises it is hereby covenanted and agreed (all the Guarantor/s covenanting and agreeing jointly and severally) as follows;

1.	If at any time default shall be made by the Borrower in repayment of the Guaranteed Sum together with interest, costs, charges, expenses and/or other monies for the time being due to Bank in respect of/or under the Credit Facility/ies the Guarantor shall forthwith on demand, without any demur or protest, irrevocably and unconditionally pay to Bank the whole of such Guaranteed Sum together with interest, costs, charges, expenses and/or any other monies as may be then due to Bank in respect of the Credit Facility/ies and shall indemnify and keep indemnified Bank against all losses of the said Guaranteed Sum, interest or other monies due and all costs charges and expenses whatsoever which Bank may incur by reason of any default on the part of the Borrower.

2.	The Guarantor/s agrees and confirms that interest shall be charged on the outstanding amount of the Credit Facility/ies at such rate(s) as may be determined by Bank from time to time. Interest shall be calculated on the daily balance of the account(s) maintained by Bank and be debited thereto on the last working day of the month Bank shall also be entitled to charge at its own discretion such enhanced rates of interest on the account(s) either on the entire outstanding or on a portion thereof as it may fix for any irregularity and the charging of such enhanced rate of interest shall be without prejudice to Bank’s other rights and remedies.

3.	Bank shall have the fullest liberty without affecting this Guarantee to vary the amounts of the individual limits of the Credit Facility/ies as may be agreed upon from time to time between Bank and the Borrower subject to the aggregate thereof not exceeding the Guaranteed Sum together with interest and other monies due and payable by the Borrower under the Agreement and/or to postpone for any time or from time to time enforce or forbear to enforce any remedies of securities available to Bank at its liberty with reference to the matters aforesaid or any of them or by reason of time being given to the Borrower or of any other forbearance act or omission on the part of Bank or any other indulgence by Bank to the Borrower or by any other matters or things whatsoever which under the law relating to sureties would but for this provision have the effect of so releasing the Guarantees.

4.	**As the Credit Facility/ies has been further secured by creation of equitable mortgage by way of deposit of title deeds of the property/ies under separate security documents executed by the Borrower with Bank which security documents would contain stipulations as to the margin or value of property/ies to be maintained and other matters, the Guarantor/s agrees that no failure in requiring or obtaining such security or in the observance or performance of any of the stipulations or terms of the said security documents and no default of Bank in requiring or enforcing the observance or performance of any of the said stipulations or terms shall have the effect of releasing or discharging or in any manner affecting the liability of the Guarantor under these presents.

5.	Bank shall be at liberty to take in addition to the subsisting securities any other securities for the Credit Facility/ies or any of them or any part thereof and to release or forbear to enforce all or any of the remedies upon or under such securities and any collateral security or securities now held by Bank and that no such release or forbearance as aforesaid shall have the effect of releasing or discharging or in any manner affecting the liability of the Guarantor under the Guarantee and that the Guarantor shall have no right to the benefit of the said security that may be held by Bank until the claims of Bank against the Borrower in respect of the Credit Facility/ies and of all other claims (if any) are fully satisfied and then in so far only as such security shall not have been exhausted for the purpose of realising the amount of Bank’s claims and rateably only with other Guarantor or other persons (if any) entitled to the benefit of such securities respectively.

6.	The Guarantee herein contained shall be enforceable against the Guarantor notwithstanding the securities aforesaid or any of them or any other collateral securities that Bank may have obtained or may obtain from the Borrower or any other person shall at the time when proceedings are taken against the Guarantor hereunder be outstanding and/or not enforced and/or remain unrealised.

7.	The Guarantor/s hereby confirm, declare and affirm that their liability under the Guarantee herein contained, shall be joint and several and co-extensive with the liability of the Borrower and Bank shall be entitled to act as if the Guarantor/s was/were principal debtor/s to Bank for all the payments guaranteed by them as aforesaid to Bank.

8.

The Guarantee herein contained is a continuing one for all amounts advanced by Bank to the Borrower in respect of the Credit Facility/ies or under the Agreement as also for all interest costs and other monies which may from time to time become due and remain unpaid to Bank thereunder and shall not be determined or in any way be affected by any account or accounts opened or to be opened in a bank approved by Bank becoming nil or coming into credit at any time or from time to time or by reason of the said account or accounts being closed and fresh account or accounts being opened with the bank approved by Bank in respect of fresh facilities being granted within the overall limit sanctioned to the Borrower.

9.	Notwithstanding Bank’s rights under any security which Bank may have obtained or may obtain, Bank shall have the fullest liberty to call upon the Guarantor/s to pay the Guaranteed Sum together with interest as well as costs charges and expenses and/or other monies for the time being due to Bank in respect of the Credit Facility/ies or under the Agreement, or any of them without requiring Bank to realise from the Borrower the amount due to Bank in respect of the Credit Facility/ies and/or requiring Bank to enforce any remedies or securities available to Bank.

10.	The Guarantee herein contained shall not be determined or in any way prejudiced by any absorption of or by Bank or by any amalgamation thereof or therewith but shall inure and be available for and by the absorbing or amalgamated Bank or concern.

11.	The Guarantee shall be irrevocable and enforceable against the Guarantor/s notwithstanding any dispute between Bank and the Borrower.

12.	The Guarantor/s affirms and confirms and declare that any balance confirmation and/or acknowledgment of debt and/or admission of liability given or promise or part payment made by the Borrower or the authorised agents of the Borrower to Bank shall be deemed to have been made and/or given by or on behalf of the Guarantor themselves and shall be binding upon each of them.

13.	The Guarantor/s shall forthwith on demand made by Bank deposit with Bank such sum or security as Bank may from time to time specify for the due fulfillment of their obligations under this Guarantee and any security deposited with Bank may be sold by Bank after giving to the Guarantor a reasonable notice of sale and the said sum or the proceeds of sale of the securities may be appropriated by Bank in or towards satisfaction of the Guaranteed Sum together with interest and other monies due and payable by the Borrower under the Agreement and any liability arising out of non-fulfillment thereof by the Guarantor.

14.

The Guarantor/s hereby agrees that notwithstanding any variation made in the terms and conditions of the Agreement and/or any of the said security documents including reallocation / interchange of the individual limits within the Guaranteed Sum, variation in the rate of interest, extension of the date for payment of the installments, if any, composition made between Bank and the Borrower to give time to or not to sue the Borrower, or Bank parting with any of the securities given by the Borrower, the Guarantor/s shall not be released or discharged of their obligation under this Guarantee provided that in the event of any such variation or composition or agreement the liability of the Guarantor/s shall notwithstanding anything herein contained be deemed to have accrued and the Guarantor/s shall be deemed to have become liable hereunder on the date or dates on which the Borrower shall become liable to pay the amount/amounts due under the Agreement and/or any of the said security documents as a result of such variation or composition or arrangement.

15.	The Guarantor/s hereby agrees and confirms that Bank shall be entitled to adjust or set-off all monies held by Bank to the credit of or for the benefit of the Guarantor/s on any account or otherwise howsoever towards the discharge and satisfaction of the liability of the Guarantor/s under these presents.

16.	Without prejudice to the liability to pay the Guaranteed Sum together with interest and other monies due to Bank as aforesaid, the Guarantor/s hereby declares that Bank shall be at liberty to sue the Borrower and the Guarantor/s jointly and/or severally or Bank shall be entitled to proceed against the Borrower and/or Guarantor/s in the first instance. The Guarantor/s hereby bind(s) themselves/himself to pay on the first demand, the amount due with costs thereon.

17.	Bank may recover against me/us to the extent herein before mentioned notwithstanding that the principal or his agents, partners, directors or officers may have exceeded his or their powers or that the arrangements with Bank may have been ultra virus and without being bound to enforce its claim against the principal or any other person or other security held by Bank. Bank shall not be bound to inquire into powers of the principal or his agents or partners, directors or officers purporting to act on behalf of the principal and all moneys dues or liabilities incurred shall be deemed to form part of the present guarantee notwithstanding that the principal or his agents, partners, directors and officers may have exceeded his or their power or the arrangement with Bank may have been ultra virus.

18.	The Guarantor/s agrees that notwithstanding Bank for any reason whatsoever losing and/or parting with any of the securities given by the Borrower the Guarantor/s shall not be released or discharged of their obligations under this Guarantee and in the event of Bank so losing or parting with the security the Guarantor/s shall be deemed to have consented to or acquiesced in the same.

19.

The Guarantor/s agrees that if the Borrower being an individual becomes an insolvent or being a company goes into liquidation or winding up (whether compulsory or voluntary) or if the management of the undertaking of the Borrower is taken over under any law or if the Borrower and/or the undertaking of the Borrower is nationalised under any law or make any arrangement or composition with creditors, Bank may (notwithstanding payment to Bank by the Guarantor/s or any other person of the whole or any part of the amount hereby secured) rank as creditor and prove against the estate of the Borrower for the full amount of Bank’s claim against the Borrower or agrees to and accepts any composition in respect thereof and Bank may receive and retain the whole of the dividends composition or other payments thereon to the exclusion of all the rights of the Guarantor/s in competition with Bank until all, Bank’s claims are fully satisfied and the Guarantor/s will not be paying off the amounts payable by them or otherwise prove or claim against the estate of the Borrower till such time the whole of Banks claims against the Borrower have been satisfied and Bank may enforce and recover payment from the Guarantor/s of the full amount payable by the Guarantor/s notwithstanding any such proof or composition as aforesaid. On the happening of any of the aforesaid events, the Guarantor/s shall forthwith inform Bank in writing of the same.

20.	The Guarantee hereby given is independent and distinct from any security that Bank has taken or may take in any manner whatsoever whether it be by way of hypothecation pledge and/or mortgage and of any other charge over goods, movables or other assets and/or any other property movable or immovable and the Guarantor/s have not given this guarantee upon any understanding faith or belief that Bank has taken and/or may hereafter take any or other such security and that notwithstanding the provisions of Sections 140 and 141 of the Indian Contract Act, 1872 or other section of that Act or any other law the Guarantor/s will not claim to be discharged to any extent because of Bank’s failure to take any or other such security or in requiring or obtaining any such or other security or losing for any reason whatsoever including reasons attributable to its default and negligence benefit of any or other such security or any of rights to any or other such security that have been or could have been taken.

21.	This Deed shall be governed by and construed in all respects with the Indian Laws and the parties hereto agree that any matter or issues arising hereunder or any dispute hereunder shall, at the option/discretion of Bank, be subject to the non-exclusive jurisdiction of the Courts of the City of New Delhi in India. This shall not however limit the rights of Bank to file/take proceedings in any other Court of Competent Jurisdiction.

22.	The Guarantor/s agrees and accepts and consents for the disclosure and sharing by Bank of all or any information and data relating to the Guarantor/s, the Guarantor’s account, and this Deed, including but not limited to information relating to default, if any, committed by the Guarantor/s, in the discharge of the Guarantor’ obligations, as Bank may deem appropriate and necessary to disclose and furnish, to Reserve Bank of India (“RBI”) and/or to Credit Information Bureau (India) Ltd. and/or to any other agency authorized in this behalf by RBI, to its professional advisers and consultants and to its service providers, third party or otherwise, instructed by it in relation to this Deed and/or the Credit Facility/ies, and/or as required under law or any applicable regulation, at the order of a court of law, or at the request or order of any statutory, regulatory or supervisory authority with whom it customarily complies.

(I)	The Guarantor/s declares that the information and data furnished and to be furnished to Bank are and shall be true and correct.

(II)	The Guarantor/s:

a)	accepts that Reserve Bank of India (RBI) or Credit Information Bureau (India) Ltd. and any other agency so authorized, any statutory, regulatory or supervisory authority, may use, process, disseminate the said information and data disclosed by Bank in such manner as deemed fit by them in any particular circumstances; and

b)	shall not hold Bank at all responsible or liable in this regard

23.	The Guarantor/s agrees that any admission or acknowledgment made in writing signed by the Borrower of the liability or indebtedness of the Borrower or otherwise in relation to the Credit Facility/ies and/or any part payment as may be made by the Borrower towards the principal sum hereby guaranteed or any judgment, award or order obtained by Bank against the Borrower shall be binding on the Guarantor/s and the Guarantor/s accepts the correctness of any statement of account that may be served on the Borrower and the same shall be binding and conclusive as against the Guarantor/s also and the Guarantor/s further agrees that in the Borrower making an acknowledgment or making a payment the Borrower shall in addition to his personal capacity be deemed to act as the Guarantor’s duly authorised agent in that behalf for the purpose of but not limited to Sections 18 and 19 of the Limitation Act of 1963.

24.	The Guarantor shall not assign or transfer any of their rights and/or obligations under this Deed of Guarantee. No delay in exercising or omission to exercise any right, power or remedy accruing/available to Bank upon any default or otherwise hereunder or any other security documents/letters of guarantee shall impair or prejudice any such right, power or remedy or shall be construed to be a waiver thereof or any acquiescence therein and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof and every right and remedy of Bank shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Bank.

However Bank shall be entitled to, without issuing any notice or obtaining any consent from the Guarantor/s, sell, assign, this Deed with or without any other security in favour of Bank (including all guarantee/s, if any) to any person (“Intending Assignee”) of Bank’s choice in whole or in part and in such manner and on such terms and conditions as Bank shall decide. Any such sale, assignment, securitization or transfer shall conclusively bind the Guarantor/s and all other related persons.

25.	The Guarantor agrees that the amount due under the Agreement and hereby guaranteed shall be payable to Bank on Bank serving the Guarantor/s with a notice requiring payment of the amount and such notice shall be deemed to have been served on the Guarantor/s by actual delivery thereof to the Guarantor/s or by dispatch thereof by Registered Post or Certificate of Posting or by courier or by any other means to the Guarantor’s address herein given or any other address in India to which, the Guarantor/s may by written intimation give Bank or request that communication addressed to the Guarantor’s be dispatched. Any notice dispatched by Bank by Registered Post or Certificate of Posting or by courier or by any other means to the address to which it is required to be dispatched under this clause shall be deemed to have been duly served on the Guarantor/s four days after the date thereof, and shall be sufficient if it is established that such notice, communication or demand was properly addressed and sent.

26.	This Deed shall be enforceable notwithstanding any change in the name or constitution of Bank and it shall inure for the benefit of company/entity with which Bank may become amalgamated or to which Bank shall assign / novate / transfer / securities.

IN WITNESS WHEREOF the Guarantor/s (abovementioned) have executed these presents the day and year first hereinabove written.

SIGNED AND DELIVERED

by within named Guarantor

For Network 18 Media & Investments Limited

/s/ R.D.S Bawa
R.D.S Bawa

Director/Authorised Signatory (ies)

The Common Seal of

Network 18 Media & Investments Limited

the Borrower within named was affixed hereunto

in the presence of:

Shri./ Smt. /s/ Yug Samrat
Shri./ Smt. Yug Samrat Directors / of the Borrowers in pursuance of the Board Resolution dated 09/02/2012 and they have signed below the Seal to confirm that the Seal was affixed in their presence.